UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2007

VMS NATIONAL PROPERTIES JOINT VENTURE

(Exact name of Registrant as specified in its charter)

            Illinois

  0-14194

  36-3311347

 (State or other jurisdiction

(Commission

     (I.R.S. Employer

 of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

VMS National Properties Joint Venture, an Illinois joint venture (the “Registrant”), owns Forest Ridge Apartments (“Forest Ridge”), a 278-unit apartment complex located in Flagstaff, Arizona.  On May 31, 2007, the Registrant sold Forest Ridge to a third party, Forest Ridge Apartments, LLC, an Arizona limited liability company, (the “Purchaser”). The Purchaser purchased Forest Ridge for a total sales price of $19,750,000.

Item 9.01

Financial Statements and Exhibits

(b)

Pro forma financial information.

The following unaudited pro forma balance sheet and statements of operations reflects the operations of the Registrant as if the above named property, along with the seven properties sold in March and April of 2007, had been sold on January 1, 2006.

The pro forma financial statements do not project the Registrant’s results of operations at any future date or for any future period. This pro forma information should be read in conjunction with the Registrant’s 2007 Quarterly Report on Form 10-Q for the period ended March 31, 2007 and the Registrant’s 2006 Annual Report on Form 10-K.

PRO FORMA BALANCE SHEET

(in thousands)

March 31, 2007

All other assets	$ 32,433
Investment property, net	30,489
Total Assets	$ 62,922

All other liabilities	$ 41,445
Mortgage note payable	168,000
Partners’ deficit	(146,523)
Total Liabilities and Partners’ Deficit	$ 62,922

PRO FORMA STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Three Months Ended	Year Ended
	March 31, 2007	December 31, 2006

Total revenues	$ 6,372	$24,194
Total expenses	18,748	46,790
Net loss	$(12,376)	$(22,596)

Net loss per limited partnership
interest – Portfolio I	$(13,313.70)	$(24,308.47)

Net loss per limited partnership
interest – Portfolio II	$(13,312.58)	$(24,308.85)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VMS National Properties Joint Venture

(an Illinois joint venture)

VMS National Residential Portfolio I

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

 Date:  June 6, 2007

VMS National Residential Portfolio II

By:

MAERIL, Inc.

Managing General Partner

By:

/s/Martha L. Long

Martha L. Long

Senior Vice President

 Date:  June 6, 2007